Exhibit 99.1

News Release

Contact:	Investors and Analysts: Cameron Hopewell, CCA at (615)263-3024
Financial Media: David Gutierrez, Dresner Corporate Services at (312)780-7204

CCA REPORTS FIRST QUARTER 2016 FINANCIAL RESULTS

UPDATES 2016 FULL YEAR ADJUSTED EPS GUIDANCE TO $1.81 TO $1.87

AND NORMALIZED FFO GUIDANCE TO $2.60 TO $2.66 PER DILUTED SHARE

NASHVILLE, Tenn. – May 4, 2016 – CCA (NYSE: CXW) (the “Company” or “Corrections Corporation of America”), America’s largest owner of partnership correctional, detention, and reentry facilities, announced today its financial results for the first quarter of 2016.

First Quarter 2016 Highlights

•	Revenue of $447.4 million increased 5.0% from the prior year quarter

•	Diluted EPS of $0.39 and Adjusted Diluted EPS of $0.40

•	Normalized FFO per diluted share of $0.60

•	AFFO per diluted share of $0.61

“We are pleased with our first quarter financial performance, which exceeded our first quarter guidance despite incremental start-up expenses incurred during the operational ramp of our Trousdale Turner Correctional Center,” said Damon Hininger, CCA’s chief executive officer. “Our financial performance was driven primarily by stronger than anticipated demand from our federal partners, most notably Immigration and Customs Enforcement. Just after quarter-end, we completed the acquisition of Correctional Management, Inc. providing us with further momentum as we continue to pursue additional growth opportunities throughout the balance of the year.”

First Quarter 2016 Results

Total revenue for the first quarter of 2016 was $447.4 million compared to $426.0 million in the first quarter of 2015. The increase in revenue was primarily attributable to a contract at the South Texas Family Residential Center, which commenced during the fourth quarter of 2014. This facility generated approximately $70.8 million in revenue during the first quarter of 2016, compared with $36.0 million in the first quarter of 2015, as the facility was still under construction in the prior year quarter. Total revenue also increased due to higher average daily populations across multiple facilities from Immigration and Customs Enforcement (ICE) and the opening of our 2,552-bed Trousdale Turner Correctional Center in January 2016. These increases in revenue were partially offset by a

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First Quarter 2016 Financial Results

decline in inmate populations from the state of California, which in the aggregate declined $21.9 million compared with the first quarter of 2015, the non-renewal of a contract with the Federal Bureau of Prisons at our Northeast Ohio Correctional Center effective May 31, 2015, and from our decision to exit an unprofitable contract at the Winn Correctional facility effective September 30, 2015.

Net income generated in the first quarter of 2016 totaled $46.3 million, or $0.39 per diluted share, compared with $57.3 million, or $0.49 per diluted share in the first quarter of 2015. Adjusted for special items, net income in the first quarter of 2016 was $47.5 million, or $0.40 per diluted share (Adjusted Diluted EPS), compared with $58.2 million, or $0.49 per diluted share, in the first quarter of 2015. Special items in the first quarter of 2016 included expenses associated with mergers and acquisitions of $1.1 million, primarily associated with the acquisition of Correctional Management, Inc. which closed in April 2016. Special items in the first quarter of 2015 included a non-cash impairment charge of $1.0 million for the write-off of goodwill associated with the contract at the Winn facility.

Normalized Funds From Operations (FFO) was $70.8 million, or $0.60 per diluted share, during the first quarter of 2016, compared with $79.5 million, or $0.68 per diluted share, during the first quarter of 2015. Adjusted Funds From Operations (AFFO) was $72.0 million, or $0.61 per diluted share, during the first quarter of 2016, compared with $79.8 million, or $0.68 per diluted share, during the first quarter of 2015.

Adjusted net income, EBITDA, Adjusted EBITDA, FFO, Normalized FFO and AFFO, and their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and related note following the financial statements herein for further discussion and reconciliations of these measures to GAAP measures.

Business Development Update

Trousdale Turner Correctional Center Opening Update. Construction of the 2,552-bed Trousdale Turner Correctional Center was completed during the fourth quarter of 2015 at a total cost of approximately $144.0 million. We began receiving inmates from the state of Tennessee in January 2016 pursuant to an Intergovernmental Services Agreement with Trousdale County, and anticipate a six-month ramp schedule until full utilization of the facility by the end of the second quarter of 2016. As of March 31, 2016, CCA provided housing for approximately 1,200 inmates at the facility.

Red Rock Correctional Center Expansion Update. During the fourth quarter of 2015, CCA entered into a new contract with the state of Arizona to house up to an additional 1,000 state inmates at our Red Rock Correctional Center. We currently provide housing for approximately 1,000 inmates at the 1,596-bed Red Rock facility under an initial multi-year contract that commenced in 2014. Construction to expand the facility to 2,024 beds and to add additional space for inmate reentry programming is ongoing. The cost of the expansion is estimated to range from $35.0 million to $38.0 million, including $8.8 million

First Quarter 2016 Financial Results

invested through March 31, 2016. Construction is expected to be completed late in the fourth quarter of 2016, although we expect to begin receiving inmates under the new contract during the third quarter of 2016.

Acquisition of Correctional Management, Inc. On April 8, 2016, we closed on the acquisition of 100% of the stock of Correctional Management, Inc. (CMI), along with real estate used in the operation of CMI’s business from two entities affiliated with CMI. CMI, a privately held community corrections company, operates seven community corrections facilities, including six owned and one leased, with approximately 600 beds in Colorado. The aggregate purchase price of the transaction was $35.0 million, excluding transaction related expenses. We currently expect the annualized revenues to be generated from the acquisition of CMI to range from approximately $12.0 million to $13.0 million.

We expect to continue to pursue investment opportunities and are in various stages of due diligence to complete additional transactions like the acquisition of four residential reentry facilities in Pennsylvania in the third quarter of 2015, and business combination transactions like the acquisitions of CMI and Avalon Correctional Services, Inc., which we acquired in the fourth quarter of 2015. We are also pursuing investment opportunities and other real estate transactions that would provide mission critical governmental services primarily in the criminal justice sector.

2016 Guidance

We currently expect Adjusted Diluted EPS for the second quarter of 2016 to be in the range of $0.44 to $0.46, while Normalized FFO and AFFO per diluted share are expected to be in the range of $0.64 to $0.66 and $0.61 to $0.63, respectively. For the full year 2016, we expect Adjusted Diluted EPS to be in the range of $1.81 to $1.87, while Normalized FFO and AFFO per diluted share are expected to be in the range of $2.60 to $2.66 and $2.53 to $2.59, respectively.

During 2016, we expect to invest approximately $96.0 million to $111.0 million in capital expenditures, consisting of approximately $40.0 million to $50.0 million in on-going prison construction and expenditures related to potential land acquisitions; approximately $27.0 million in maintenance capital expenditures on real estate assets; and approximately $29.0 million to $34.0 million for capital expenditures on other assets and information technology.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the first quarter 2016. We do not undertake any obligation, and disclaim any duty to update any of the information disclosed in this report. Interested parties may access this information through our website at www.cca.com under “Financial Reports” of the Investors section.

First Quarter 2016 Financial Results

Management may meet with investors from time to time during the second quarter of 2016. Written materials used in the investor presentations will also be available on our website beginning on or about May 16, 2016. Interested parties may access this information through our website at www.cca.com under “Webcasts” of the Investors section.

Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. central time (11:00 a.m. eastern time) on Thursday, May 5, 2016, to discuss our first quarter 2016 financial results and future outlook. To listen to this discussion, please access “Presentations, Webcasts and Events” on the Investors page at www.cca.com. The conference call will be archived on our website following the completion of the call. In addition, a telephonic replay will be available at 1:00 p.m. central time (2:00 p.m. eastern time) on May 5, 2016, through 1:00 p.m. central time (2:00 p.m. eastern time) on May 13, 2016. To access the telephonic replay, dial 888-203-1112 in the U.S. and Canada, International callers dial +719-457-0820 and enter passcode 9204208.

About CCA

CCA, a publicly traded real estate investment trust (REIT), is the nation’s largest owner of partnership correctional, detention, and residential reentry facilities and one of the largest prison operators in the United States. We own or control 73 correctional, detention and reentry facilities, with a design capacity of approximately 75,000 beds, and manage 11 additional facilities owned by our government partners with a total design capacity of approximately 14,000 beds, in 20 states and the District of Columbia. CCA specializes in owning, operating and managing prisons and other correctional facilities and providing residential, community reentry and prisoner transportation services for governmental agencies. In addition to providing fundamental residential services, our facilities offer a variety of rehabilitation and educational programs, including basic education, faith-based services, life skills and employment training and substance abuse treatment. These services are intended to help reduce recidivism and to prepare offenders for their successful reentry into society upon their release.

FORWARD-LOOKING STATEMENTS

This press release contains statements as to our beliefs and expectations of the outcome of future events that are forward-looking statements as defined within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) general economic and market conditions, including the impact governmental budgets can have on our per diem rates, occupancy, and overall utilization; (ii) fluctuations in our operating results because of, among other things, changes in occupancy levels, competition, increases in cost of operations, fluctuations in interest rates and risks of operations; (iii) our ability to obtain and maintain correctional facility management contracts, including, but not limited to, sufficient governmental

First Quarter 2016 Financial Results

appropriations, contract compliance and as a result of inmate disturbances; (iv) changes in the privatization of the corrections and detention industry, the public acceptance of our services, the timing of the opening of and demand for new prison facilities and the commencement of new management contracts, as well as our ability to utilize current available beds and new capacity as new development and expansion projects are completed; (v) changes in government policy and in legislation and regulation of the corrections and detention industry that affect our business, including but not limited to, California’s utilization of out of state private correctional capacity and the continued utilization of the South Texas Family Residential Center by ICE and the impact of any changes to immigration reform and sentencing laws (Our company does not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention.); (vi) our ability to successfully integrate operations of our acquisitions and realize projected returns resulting therefrom; (vii) our ability to meet and maintain qualification for taxation as a REIT; (viii) the availability of debt and equity financing on terms that are favorable to us; and (ix) increases in costs to construct or expand correctional and other facilities that exceed original estimates, or the inability to complete such projects on schedule as a result of various factors, many of which are beyond our control, such as weather, labor conditions and material shortages, resulting in increased construction costs. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

CCA takes no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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First Quarter 2016 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	March 31, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$54,816	$65,291
Restricted cash	—	877
Accounts receivable, net of allowance of $1,169 and $459, respectively	208,304	234,456
Prepaid expenses and other current assets	28,641	41,434

Total current assets	291,761	342,058

Property and equipment, net	2,854,109	2,883,060

Restricted cash	218	131
Investment in direct financing lease	—	684
Goodwill	35,001	35,557
Non-current deferred tax assets	8,949	9,824
Other assets	83,766	84,704

Total assets	$3,273,804	$3,356,018

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$308,576	$317,675
Income taxes payable	2,421	1,920
Current portion of long-term debt	6,250	5,000

Total current liabilities	317,247	324,595

Long-term debt, net of current portion	1,400,128	1,447,077
Deferred revenue	54,641	63,289
Other liabilities	55,332	58,309

Total liabilities	1,827,348	1,893,270

Commitments and contingencies

Preferred stock — $0.01 par value; 50,000 shares authorized; none issued and outstanding at March 31, 2016 and December 31, 2015, respectively	—	—
Common stock — $0.01 par value; 300,000 shares authorized; 117,477 and 117,232 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	1,175	1,172
Additional paid-in capital	1,763,685	1,762,394
Accumulated deficit	(318,404)	(300,818)

Total stockholders’ equity	1,446,456	1,462,748

Total liabilities and stockholders’ equity	$3,273,804	$3,356,018

First Quarter 2016 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended March 31,
	2016	2015
REVENUE:
Owned and controlled properties	$396,878	$372,122
Managed only and other	50,507	53,878

Total revenue	447,385	426,000

EXPENSES:
Operating:
Owned and controlled properties	264,986	248,706
Managed only and other	48,932	51,956

Total operating expenses	313,918	300,662
General and administrative	26,480	26,872
Depreciation and amortization	42,059	28,685
Asset impairments	—	955

	382,457	357,174

OPERATING INCOME	64,928	68,826

OTHER (INCOME) EXPENSE:
Interest expense, net	17,544	10,190
Other (income) expense	(83)	(26)

	17,461	10,164

INCOME BEFORE INCOME TAXES	47,467	58,662
Income tax expense	(1,160)	(1,385)

NET INCOME	$46,307	$57,277

BASIC EARNINGS PER SHARE:	$0.39	$0.49

DILUTED EARNINGS PER SHARE:	$0.39	$0.49

DIVIDENDS DECLARED PER SHARE	$0.54	$0.54

First Quarter 2016 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended March 31,
	2016	2015
Net income	$46,307	$57,277
Special items:
Expenses associated with mergers and acquisitions, net	1,143	—
Asset impairments, net	—	955

Adjusted net income	$47,450	$58,232

Weighted average common shares outstanding – basic	117,235	116,634
Effect of dilutive securities:
Stock options	432	869
Restricted stock-based compensation	102	265

Weighted average shares and assumed conversions - diluted	117,769	117,768

Adjusted Diluted Earnings Per Share	$0.40	$0.49

CALCULATION OF NORMALIZED FUNDS FROM OPERATIONS AND ADJUSTED FUNDS FROM OPERATIONS

	For the Three Months Ended March 31,
	2016	2015
Net income	$46,307	$57,277
Depreciation of real estate assets	23,337	21,272

Funds From Operations	$69,644	$78,549
Expenses associated with mergers and acquisitions, net	1,143	—
Goodwill and other impairments, net	—	955

Normalized Funds From Operations	$70,787	$79,504
Maintenance capital expenditures on real estate assets	(3,351)	(4,238)
Stock-based compensation	3,781	3,798
Amortization of debt costs and other non-cash interest	792	776
Other non-cash revenue and expenses	(16)	(16)

Adjusted Funds From Operations	$71,993	$79,824

Normalized Funds From Operations Per Diluted Share	$0.60	$0.68

Adjusted Funds From Operations Per Diluted Share	$0.61	$0.68

First Quarter 2016 Financial Results

CORRECTIONS CORPORATION OF AMERICA AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED FUNDS FROM OPERATIONS PER SHARE & ADJUSTED EBITDA GUIDANCE

	For the Quarter Ending June 30, 2016		For the Year Ending December 31, 2016
	Low End of Guidance	High End of Guidance	Low End of Guidance	High End of Guidance
Net income	$51,500	$53,500	$212,000	$219,000
Expenses associated with mergers and acquisitions, net	500	500	2,000	2,000

Adjusted net income	52,000	54,000	214,000	221,000
Depreciation of real estate assets	23,500	23,500	93,000	93,000

Normalized Funds From Operations	$75,500	$77,500	$307,000	$314,000
Other non-cash revenue and expenses	4,500	4,500	18,500	18,500
Maintenance capital expenditures on real estate assets	(7,500)	(7,500)	(27,000)	(27,000)

Adjusted Funds From Operations	$72,500	$74,500	$298,500	$305,500

Adjusted EPS per diluted share	$0.44	$0.46	$1.81	$1.87

Normalized FFO per diluted share	$0.64	$0.66	$2.60	$2.66

AFFO per diluted share	$0.61	$0.63	$2.53	$2.59

Net income	$51,500	$53,500	$212,000	$219,000
Interest expense, net	17,000	18,000	67,000	70,000
Depreciation and amortization	42,500	42,500	172,500	172,500
Income tax expense	2,500	3,000	10,000	10,500

EBITDA	$113,500	$117,000	$461,500	$472,000
Expenses associated with mergers and acquisitions	500	500	2,000	2,000
Depreciation associated with STFRC lease	(10,600)	(10,600)	(42,500)	(42,500)
Interest expense associated with STFRC lease	(2,900)	(2,900)	(10,500)	(10,500)

Adjusted EBITDA	$100,500	$104,000	$410,500	$421,000

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, Funds From Operations (FFO), Normalized FFO and Adjusted Funds From Operations (AFFO), and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. CCA believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its correctional facilities and their management teams. CCA believes that it is useful to provide investors, lenders and security analysts disclosures of its results of operations on the same basis that is used by management. FFO and AFFO, in particular, are widely accepted non-GAAP supplemental measures of REIT performance, each grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT).

First Quarter 2016 Financial Results

NAREIT defines FFO as net income computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate. EBITDA, Adjusted EBITDA, FFO and AFFO are useful as supplemental measures of performance of the Company’s corrections facilities because they don’t take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provisions and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. Adjusted EBITDA includes depreciation and interest expense in order to more properly reflect the cash flows associated with the lease at the South Texas Family Residential Center. CCA may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. CCA calculates AFFO by adding to Normalized FFO non-cash expenses such as the amortization of deferred financing costs and stock-based compensation, and by subtracting from Normalized FFO recurring real estate expenditures that are capitalized and then amortized, but which are necessary to maintain a REIT’s properties and its revenue stream. Some of these capital expenditures contain a discretionary element with respect to when they are incurred, while others may be more urgent. Therefore, these capital expenditures may fluctuate from quarter to quarter, depending on the nature of the expenditures required, seasonal factors such as weather, and budgetary conditions. CCA calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt refinancing, mergers and acquisitions activity and certain impairments that the Company believes are unusual or nonrecurring to provide an alternative measure of comparing operating performance for the periods presented.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, Normalized FFO, and AFFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, Normalized FFO, and AFFO and their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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